                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 8, 1998


                             MAN SANG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                     NEVADA                                  33-10639-NY                               87-053970
(State or other jurisdiction of incorporation)        (Commission File Number)            (IRS Employer Identification No.)

                21ST FLOOR, RAILWAY PLAZA, 39 CHATHAM ROAD SOUTH
          TSIMSHATSUI, KOWLOON, HONG KONG SPECIAL ADMINISTRATIVE REGION
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (852) 2317 5300
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Item 5.  Other Events

Man Sang Holdings, Inc., a Nevada corporation (the "Registrant") is the sole parent of Man Sang International (B.V.I.) Limited, a company incorporated in the British Virgin Islands ("Man Sang BVI"). On the Record Date (as hereinafter defined), Man Sang BVI in turn legally and beneficially owned approximately 73.02% of the issued and outstanding shares of Man Sang International Limited, a company incorporated as an exempted company under the Companies Act 1981 of Bermuda ("MSIL"). MSIL is listed on The Stock Exchange of Hong Kong Limited (the "Stock Exchange").

At the 1998 Annual General Meeting of MSIL, held on August 12, 1998, MSIL shareholders approved a final dividend for the year ended March 31, 1998 of HK$0.03 per share, to be settled by way of allotment of fully paid shares of par value HK$0.10 each in the capital of MSIL (the "Scrip Shares") with a cash option (the "Scrip Dividend Scheme"), payable to shareholders whose names appeared on the Register of Members of MSIL on August 12, 1998 (the "Record Date").

Under the Scrip Dividend Scheme, each MSIL shareholder had the choice of receiving:

(a) an allotment of Scrip Shares credited as fully paid and having an aggregate value (as determined below), except for adjustment for fractional entitlements, equal to the total amount of final dividend which such shareholder could elect to receive in cash; or

(b)      HK$0.03 in cash for each share held on the Record Date; or

(c)      a combination of (a) and (b) above.

For the purpose of calculating the number of Scrip Shares to be issued and allotted, the value of Scrip Shares was fixed at HK$0.257 per share, which was the average of the closing prices of the shares of MSIL on the Stock Exchange for the five consecutive trading days ended August 11, 1998. Accordingly the number of Scrip Shares to be issued and allotted will be calculated as follows:

         Number of Scrip Shares                     Number of shares for               HK$0.03
         to be issued and allotted         =        which scrip election      x        --------
                                                          to be made                   HK$0.257


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The number of Scrip Shares to be issued and allotted to each MSIL shareholder was rounded down to the nearest whole number. Fractional entitlements to Scrip Shares were aggregated and the resulting shares will be sold for the benefit of MSIL.

The Scrip Shares rank pari passu in all respects with the existing issued shares of MSIL except that they will not be entitled to the final dividend for the year ended March 31, 1998.

On the Record Date, MSIL had 472,500,050 shares issued and outstanding. MSIL shareholders holding 370,013,109 shares have elected to receive cash dividend, equivalent to an amount of HK$11,100,393.27. The remaining shareholders, holding a total of 102,486,941 shares, have elected to receive Scrip Shares, equivalent to 11,963,456 shares of HK$0.10 each to be allotted under the Scrip Dividend Scheme. Fractional entitlements were aggregated and out of the Scrip Shares, 135 shares are fractional shares. Said 135 shares will be sold for MSIL benefit.

The Stock Exchange had granted approval for listing of and permission to deal in the Scrip Shares. The cash dividend and the Scrip Shares was payable and allotted to MSIL shareholders entitled thereto on October 8, 1998.

After the allotment of the Scrip Shares, Man Sang BVI legally and beneficially owns approximately 73.28% of the issued and outstanding shares of MSIL.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MAN SANG HOLDINGS, INC.




Date: October 8, 1998                        By:  /s/ CHENG CHUNG HING, RICKY
                                                  ---------------------------
                                                      Cheng Chung Hing, Ricky
                                                      Chief Executive Officer



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